EXHIBIT 23.2


                   CONSENT OF OHRLINGS COOPERS & LYBRAND AB,
                             INDEPENDENT AUDITORS


        We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated July 29, 1998, on our audits of the consolidated financial statements of Industri-Matematik International Corp. as of April 30, 1997 and 1998 and for the years ended April 30, 1996, 1997, and 1998. We also consent to the reference to our firm under the caption "Experts".



                                        /s/ Ohrlings Coopers & Lybrand AB
                                        ---------------------------------
                                        OHRLINGS COOPERS & LYBRAND AB

Stockholm, Sweden
June 25, 1999